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                                                                   EXHIBIT 10.25

                              DOVER SADDLERY, INC.

                              REDEMPTION AGREEMENT

     This Redemption Agreement (this "Agreement"), dated as of August 25, 2005, is by and between Dover Saddlery, Inc., a Delaware corporation (the "Company"), and Citizens Ventures, Inc. (the "Shareholder").

     WHEREAS, the Shareholder owns of record certain shares of the Company's Convertible Preferred Stock, $0.0001 par value per share (the "Preferred Stock"), and the parties hereto mutually desire that Shareholder convert the Preferred Stock into shares of the Company's Class A Common Stock, $0.0001 par value per share (the "Common Stock"); and

     WHEREAS, the parties hereto mutually desire the Company to then repurchase certain of the shares of Common Stock owned by the Shareholder, on the terms set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and intending hereby to be legally bound, subject to the provisions of this Agreement, each of the Company and the Shareholder hereby agrees as follows:

     1. Exchange of Preferred Stock. The Shareholder hereby agrees, elects and covenants to exchange the Preferred Stock for Common Stock at the Closing (as defined below) by surrendering to the Company stock certificate(s) representing 1,015,000 shares of Preferred Stock, free and clear of any lien, claim or other encumbrance and duly endorsed in blank for transfer, or accompanied by an appropriate stock power duly executed in blank for transfer, to the Company and accepting in exchange therefor from the Company, as the sole consideration received in connection with such conversion, 1,015,000 shares of Common Stock of the Company.

     2. Purchase and Sale of Common Stock. At the Closing and immediately following the exchange of Preferred Stock for Common Stock as set forth in
Section 1 above, the Shareholder shall sell, assign, transfer, and deliver 603,889 shares of the Common Stock (the "Redeemed Shares") to the Company by delivery of the stock certificate representing such Redeemed Shares, free and clear of any lien, claim or other encumbrance and duly endorsed in blank for transfer, or accompanied by an appropriate stock power duly executed in blank for transfer, to the Company and the Company shall purchase and accept the Redeemed Shares from the Shareholder in exchange for the Purchase Price (as defined below).

     3. Purchase Price. At the Closing, in consideration of the transfer of the Redeemed Shares from the Shareholder to the Company, the Company shall pay $6,000,000
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to the Shareholder by wire transfer to the account of the Shareholder set forth on Exhibit A attached hereto.

     4. Closing. The closing of the exchange of the Preferred Stock and the purchase and sale of the Redeemed Shares (the "Closing") shall take place on September 15, 2005 at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, or at such place and/or earlier time as the Company and the Shareholder may mutually agree (such date being hereinafter referred to as the "Closing Date").

     5. Termination of Rights. All rights of the Shareholder with respect to, and as a holder of, Preferred Stock and, except as specifically set forth in this Agreement or the Shareholders' Agreement or with respect to holders of Common Stock generally, all agreements, rights, duties and obligations by and between the Company and the Shareholder, shall automatically terminate as of the Closing Date.

     6. Shareholders' Agreement. At the Closing, the Shareholder shall execute and deliver to the Company and the Company shall execute and deliver to the Shareholder an instrument of accession in the form attached hereto as Exhibit B (the "Instrument of Accession") by which the Shareholder shall become a party to the Shareholders' Agreement, dated September 17, 1998, by and among the Company, the Purchasers (as defined therein) and the Sellers (as defined therein), as amended by the First Amendment to Shareholders' Agreement, dated as of August 29, 2003 and by the Second Amendment to Shareholders' Agreement, dated as of August 25, 2005, attached hereto as Exhibit C (as so amended, the "Shareholders' Agreement").

     7. Limitations on Transfer. At the Closing, the Shareholder shall, as requested by the Company and its underwriters, enter into a lockup agreement (the "Lockup Agreement"), with respect to all shares of capital stock of the Company held by the Shareholder, in form and substance as executed by the Company's senior management and significant shareholders. Notwithstanding the foregoing, the Shareholder shall not be required to execute a Lockup Agreement with respect to a higher percentage of its aggregate holdings of capital stock of the Company than the lowest percentage of individual holdings, with respect to any founder, officer or director of the Company, that is subject to a Lockup Agreement. The Shareholder shall not offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of capital stock of the Company prior to the Closing except in accordance with this Agreement. Except as provided in this Agreement, the Shareholder shall not offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any shares of Common Stock except in accordance with the Shareholders' Agreement and the Lockup Agreement.
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     8. Representations and Warranties of the Shareholder. The Shareholder
represents and warrants to the Company, both as of the date hereof and as of immediately prior to the Closing, as follows:

     (a) The Shareholder has all requisite power and full legal right to enter into this Agreement, to perform all of its agreements and obligations under this Agreement in accordance with the terms hereof, including to exchange the shares of Preferred Stock and sell to the Company the Redeemed Shares as provided herein.

     (b) Upon consummation of the transactions contemplated by this Agreement, the Shareholder will no longer have any right, title or interest in, to or related to the Preferred Stock or the Redeemed Shares.

     (c) This Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid, and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms.

     (d) Except as provided in (i) the Securities Purchase Agreement, dated September 17, 1998, by and among the Company, and the Operating Company (as defined therein) and each of the Purchasers (as defined therein), as amended by the First Amendment to Securities Purchase Agreement, dated as of December 11, 2003 and (ii) the Stockholders and Registration Rights Agreement, dated September 17, 1998, by and among the Company, Stephen L. Day and Citizens, the Shareholder has, and upon consummation of the transactions contemplated by this Agreement the Company will have, sole record and beneficial ownership of the Redeemed Shares, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity, or other adverse claim thereto.

     (e) The execution, delivery and performance of this Agreement by the Shareholder will not violate any contractual obligation of the Shareholder. The Shareholder has not previously entered into any agreement that is currently in effect, or to which the Shareholder is currently bound, granting any rights to any person that are inconsistent with the rights granted by the Shareholder in this Agreement.

     (f) The Shareholder is an accredited investor within the meaning of Regulation D under the Securities Act of 1933.

     9. Representations and Warranties of the Company. The Company represents and warrants to the Shareholder, both as of the date hereof and as of immediately prior to the Closing, as follows:

     (a) The Company has all requisite power and full legal right to enter into this Agreement and to perform all of its agreements and obligations under this Agreement in accordance with its terms.
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     (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms.

     (c) Before giving effect to the transactions contemplated hereby, the authorized capital stock of the Company consists of 4,300,000 shares of Common Stock, of which 2,095,000 shares are issued and outstanding and 390,000 shares are reserved for issuance pursuant to stock incentive plans; 1,100,000 shares of Class B Common Stock of which no shares were issued and outstanding; 1,100,000 shares of Preferred Stock, of which 1,015,000 shares are issued and outstanding; and the Company has no shares of capital stock held in treasury.

     (d) The execution, delivery and performance of this Agreement by the Company will not violate any contractual obligation of the Company. The Company has not previously entered into any agreement that is currently in effect, or to which the Company is currently bound, granting any rights to any person that are inconsistent with the rights granted by the Company in this Agreement.

     (e) All of the shares of Common Stock issued to the Shareholder at the Closing pursuant to the terms of this Agreement will have been duly authorized and validly issued and will be fully paid and non-assessable.

     10. Limitation on Issuance of Additional Shares. The Company hereby covenants and agrees that, between the date of this Agreement and the closing of a Qualified Public Offering, it shall not, without the consent of the Shareholder, issue any shares of its capital stock except for (i) shares of Common Stock as provided in this Agreement, (ii) stock dividends or stock splits, (iii) shares of the Company's capital stock pursuant to stock incentive plan(s) approved by the shareholders of the Company as of the date of this Agreement, and (iv) shares of capital stock issued (A) at a value which reasonably approximates such shares' fair market value or above, (B) in a transaction to which the Shareholder's preemptive rights, as provided in the Shareholders' Agreement, apply, and (C) for cash or in a bona fide acquisition. For purposes of this Agreement, the term "Qualified Public Offering" shall mean a public offering of shares of the Company's capital stock pursuant to an effective registration statement on Form S-1, or successor form, of the Securities and Exchange Commission, pursuant to which the aggregate gross proceeds to the Company and selling shareholders in the offering are not less than $25,000,000. Notwithstanding the foregoing, in the event a Qualified Public Offering has not closed prior to March 30, 2006, the above restriction on the issuance of the Company's capital stock shall automatically terminate.

     11. Reimbursement of Expenses. At the Closing, the Company shall pay the reasonable out-of-pocket fees, charges and disbursements of counsel incurred by the Shareholder in connection with the transactions contemplated by this Agreement, which
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payments shall be made by wire transfer of immediately available funds to an account or accounts designated by the Shareholder, provided that such reimbursement shall not exceed $15,000.

     11. Miscellaneous. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to principles of conflicts of law). This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement. No provision of this Agreement may be amended, waived or terminated without the prior written consent of each of the Company and the Shareholder. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

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     IN WITNESS WHEREOF, each of the Company and the Shareholder has executed and delivered this Redemption Agreement as an instrument under seal as of the date first above written.

                                        COMPANY:

                                        DOVER SADDLERY, INC.


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President & CEO


                                        SHAREHOLDER:

                                        CITIZENS VENTURES, INC.


                                        By: /s/ Bradley Stewart
                                            ------------------------------------
                                        Name: Bradley Stewart
                                        Title: Vice President